Exhibit 1

                                 Barberry Corp.
                               1 Wall Street Court
                               New York, NY 10005

                                                              December 5, 2000




Via Federal Express

VISX, Incorporated
3400 Central Expressway
Santa Clara, CA 95051-0703

Attention: Corporate Secretary

                  Re:      Stockholder Notice to Submit Business

Ladies and Gentlemen:

                  Barberry Corp. ("Barberry") is hereby submitting this notice on the date hereof in order to comply with the requirements (the "Bylaw
Requirements") set forth in Article I, Section 5 of the By-Laws of VISX, Incorporated (the "Corporation"). Barberry's address is 1 Wall Street Court, New York, New York 10005. Barberry is the record owner directly of 1,000 shares (the "Direct Shares") of common stock, par value $.01 per share, of the Corporation ("Common Stock"), which constitutes less than one percent (1%) of the outstanding Common Stock. Barberry and its affiliates own beneficially approximately 9.95% of the of the outstanding Common Stock. For further information on the beneficial ownership of the Corporation's securities by Barberry and the affiliates of Barberry, including, without limitation, High River Limited Partnership ("High River"), and Carl C. Icahn and Gail Golden, reference should be made to Annex A to this notice.

                  Barberry hereby represents that it intends to appear at the 2001 annual meeting of the Corporation's stockholders (the "Annual Meeting") in person or by proxy to submit the business specified in this notice.

                  Barberry is seeking at the Annual Meeting to elect the following persons as members of the Board of Directors of the Corporation and, in that regard, proposes to nominate the following persons (each a "Nominee" and, collectively, the "Slate") as nominees for election as directors of the Corporation at the Annual Meeting:

                                Jerome M. Becker
                                Russell D. Glass
                                Robert L. Knauss
                                  Carl C. Icahn

VISX, Incorporated
December 5, 2000
Page 2


                                Samuel D. Waksal
                                 Paul J. Zegger

                  It appears from the most recent publicly available version of the Bylaws of VISX, the Amended and Restated Bylaws as revised through December 13, 1995 (as filed with the SEC as Exhibit 3 to Quarterly Report on Form 10-Q for the quarter ended June 30, 1996) provides for five (5) directors in Article III, Section 2. Six (6) directors were nominated and elected at the Corporation's 2000 Annual Meeting. Therefore, in the event that only five (5) directors are to be elected at the 2001 Annual Meeting, Robert L. Knauss will not be nominated by Barberry. In the event that, for any reason, more than six
(6) directors are to be elected, Barberry will supply the names and information regarding any additional nominees.

                  The reason for conducting such business at the Annual Meeting is to elect a slate of directors of the Corporation who we believe will better enhance stockholders value than the current board of directors. In that regard, Barberry intends to propose the following resolution at the 2001 Annual Meeting (and/or any other form of resolution required by the Corporation to nominate these Nominees):

                  "It is hereby being resolved, that the following persons are nominated to be elected as members of the Board of Directors of the Corporation:

                                Jerome M. Becker
                                Russell D. Glass
                                Robert L. Knauss
                                  Carl C. Icahn
                                Samuel D. Waksal
                                 Paul J. Zegger"

                  In the event that only five (5) directors are to be elected at the 2001 Annual Meeting, Robert L. Knauss will be stricken from the list of Nominees set forth in the above form of resolution.

                  As required by the Bylaw Requirements, Barberry hereby advises you that certain information relating to each of the Nominees as required by the Bylaw Requirements is set forth in Annexes C through H of this notice. Except as set forth herein or in any of such Annexes (or any attachments thereto), to the best knowledge of Barberry (i) no Nominee owns any securities of the Corporation or any parent or subsidiary of the Corporation, directly or indirectly, beneficially or of record, or has purchased or sold any securities of the Corporation within the past two years, and none of their associates beneficially owns, directly or indirectly, any securities of the Corporation, (ii) no Nominee, his associates or any member of his immediate family, or Barberry or their associates has any arrangement or understanding with any

VISX, Incorporated
December 5, 2000
Page 3


person (a) with respect to any future employment by the Corporation or its affiliates or (b) with respect to future transactions to which the Corporation or any of its affiliates will or may be a party, nor any material interest, direct or indirect, in any transaction, or series of similar transactions, that has occurred since January 1, 1999 or any currently proposed transaction, or series of similar transactions, to which the Corporation or any of its subsidiaries was or is to be a party and in which the amount involved exceeds $60,000, (iii) no Nominee is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Corporation, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies, (iv) no Nominee or any of his associates has any arrangement or understanding with any person pursuant to which he was or is to be selected as a director, nominee or officer of the Corporation and (v) there is no other information with respect to any Nominee that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended. Matters disclosed in any part of this notice, including the Annexes and any attachments thereto, should be deemed disclosed for all purposes of this notice. The written consent of each of the Nominees as required by the Bylaw Requirements is attached as Annex I.

                  The following is a general description of all arrangements or understandings between certain affiliates of Barberry, including, without limitation, High River and each Nominee and any other person, pursuant to which the nomination or nominations set forth above are being made, which, to the extent the same is memorialized in an agreement and annexed to this notice, is qualified in its entirety by reference to the more complete and detailed information contained in such agreements:

         Agreements with Nominees

         High River has entered into a letter agreement (the "Nominee Agreement") with each of the Nominees: Messrs. Becker, Glass, Knauss, Icahn, Waksal and Zegger. A copy of the form of the Nominee Agreement is attached hereto as Annex B, and provides, among other things, as follows:

i. The Nominee acknowledges that he has agreed to become a member of the Slate to stand for election as director of the Corporation in connection with a proxy contest with management of the Corporation in respect of the election of directors of the Corporation at the Annual Meeting.

ii.      High River has agreed to pay the costs of the proxy contest.

iii High River has agreed to indemnify each Nominee from and against any losses incurred by the Nominee arising from any action relating to such Nominee's role as a nominee on the

VISX, Incorporated
December 5, 2000
Page 4


         Slate, absent gross negligence or willful misconduct.

                  Barberry will promptly provide any other information reasonably requested by the Corporation pursuant to the Bylaw Requirements. Please be advised, however, that, notwithstanding the compliance by Barberry with the Bylaw Requirements, neither the delivery of this notice in accordance with the terms of the Bylaws Requirements nor the delivery of any additional information, if any, provided by Barberry or any of its affiliates to the Corporation from and after the date hereof shall be deemed to constitute an admission by Barberry or any of its affiliates of the legality or enforceability of the Bylaw Requirements or a waiver by any such person or entity of its right to, in any way, contest or challenge the enforceability thereof. As stated above, Barberry reserves the right to nominate additional Nominees, in the event the Corporation, by the appropriate corporate action, increased or increases the number of directors of its Board of Directors to be greater than six (6).

                                                     Very truly yours,


                                                     Edward E. Mattner
                                                     Authorized Signatory

              [signature page to VISX stockholder proposal notice]

                                                                         ANNEX A

         High River is the direct beneficial owner of 3,245,505 shares of the Corporation's common stock ("Shares"). Barberry is the direct beneficial owner of 2,774,500 shares of the Corporation's common stock and, in addition, as the sole general partner of High River, Barberry may be deemed to be the indirect beneficial owner of 3,245,505 shares of the Corporation's common stock. Gail Golden, a spouse of Mr. Icahn, is the direct beneficial owner of 1,490 shares of the Corporations common stock.

         Barberry is wholly owned by Carl C. Icahn. As such, Mr. Icahn may be deemed to be the indirect beneficial owner of 6,020,005 shares of the Corporation's common stock.

                                                                         ANNEX B

                         High River Limited Partnership



                                                              December 1, 2000



Dear ________________:



         This will confirm our understanding as follows:

         1. You have agreed to become a member of a slate of nominees (the "Slate") to stand for election as directors of VISX, Incorporated ("VISX") in connection with a proxy contest with management of VISX in respect of the election of directors of VISX at the 2001 Annual Meeting of Stockholders of VISX (the "2001 Annual Meeting"), expected to be held in May 2001, or a special meeting of stockholders of VISX called for a similar purpose (the "Proxy Contest").

         2. The undersigned agrees to pay the costs of the Proxy Contest.

         3. You understand that, pursuant to the By-Laws of VISX, it may be difficult, if not impossible, to replace nominees who, such as yourself, have agreed to serve on the Slate and later change their minds and determine not to seek election. Accordingly, the Slate is relying upon your agreement to seek nomination. In that connection, you are being supplied with questionnaires in which you will provide the undersigned with information necessary for the undersigned to make appropriate disclosure both to VISX and for use in creating the proxy material to be sent to stockholders of VISX and to be filed with the Securities and Exchange Commission. You have agreed that (i) you will immediately complete and sign the questionnaire and return it to the undersigned and (ii) your responses to the questions contained therein will be true and correct in all respects. In addition, you have agreed that, concurrently with your execution of this letter, you will execute a letter or other instrument directed to VISX informing VISX that you consent to being a nominee of the undersigned for the election as a director of VISX and, if elected, consent to serving as a director of VISX.

         4. The undersigned hereby agrees that, so long as you actually serve on the Slate, the undersigned will defend, indemnify and hold you harmless from and against any and all losses, claims, damages, penalties, judgments, awards, liabilities, costs, expenses and disbursements (including, without limitation, reasonable attorneys' fees, costs, expenses and disbursements) incurred by you in the event that you become a party, or are threatened to be made a party, to any civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal thereof relating solely to your role as a nominee for director of VISX on the Slate. Your right of indemnification hereunder shall continue after the election has taken place but only for events which occurred during the period from the date hereof until the date of the 2001 Annual Meeting or special meeting of stockholders regarding the election of the Slate in the event that you are a candidate for election at such special meeting. Anything to the contrary herein notwithstanding, the undersigned is not indemnifying you for any action taken by you or on your behalf which occurs prior to the date hereof or subsequent to the 2001 Annual Meeting or such earlier time as you are no longer a nominee of the Slate for election to VISX's Board of Directors or for any actions taken by you as a director of VISX, if you are elected. Nothing herein shall be construed to provide you an indemnity: (i) in the event you are found to have engaged in a violation of any provision of state or federal law in connection with the Proxy Contest unless you demonstrate that your action was taken in good faith and in a manner you reasonably believed to be in or not opposed to the best interests of electing the Slate; or (ii) if you acted in a manner which constitutes gross negligence or willful misconduct. In the event that you shall make any claim for indemnification hereunder, you shall promptly notify the undersigned in the event of any third-party claims actually made against you or known by you to be threatened. In addition, with respect to any such claim, the undersigned shall be entitled to control your defense with counsel chosen by the undersigned. The undersigned shall not be responsible for any settlement of any claim against you covered by this indemnity without its prior written consent. However, the undersigned may not enter into any settlement of any such claim without your consent unless such settlement includes a release of you from any and all liability in respect of such claim.

         5. Each of us recognizes that should you be elected to the Board of Directors of VISX all of your activities and decisions as a director will be governed by applicable law and subject to your fiduciary duty to the stockholders of VISX and, as a result, that there is, and can be, no agreement between you and the undersigned which governs the decisions which you will make as a director of VISX, including, without limitation, the matters described in paragraph 3 above.

         Should the foregoing agree with your understanding, please so indicate in the space provided below, whereupon this letter will become a binding agreement between us.

                                            Very truly yours,

                                            High River Limited Partnership
                                            By: Barberry Corp., General Partner


                                            By: _______________________________
                                            Name: Edward E. Mattner
                                            Its: Authorized Signatory


Agreed to and Accepted as of the date first above written:

________________________
Name:___________________

                                                                         ANNEX C

                                JEROME M. BECKER

Name:                    Jerome M. Becker (the "Nominee")
Age:                     65
Business                 641 Lexington Avenue
Address:                 New York, NY  10022
Residence                1675 York Avenue
Address:                 New York, NY  10128


                  Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment. Also, please refer to the statement attached to this Annex for further information about the Nominee's professional experience.

                                    New York State Housing Finance Agency
                                    641 Lexington Avenue
                                    New York, NY 10022
                                    1996 - present
                                    Chairman

                                    Jerome M. Becker, Esq.
                                    605 Third Avenue
                                    New York, NY  10158
                                    1995 - 1999
                                    Sole Practitioner


                  The entities listed above are not a parent, subsidiary or other affiliate of VISX, Incorporated ("VISX"). The Nominee does not hold any positions or offices with VISX.

                  The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of the Exchange Act or that are registered as an investment company under the Investment Company Act of 1940:

                                    Stratosphere Corporation

                                                           Attachment to Annex C

                  JUDGE JEROME M. BECKER serves as Chairman of the New York State Housing Finance Agency, the New York State Affordable Housing Corporation, the New York State Project Finance Agency and the New York State Municipal Bond Bank. Judge Becker also serves as Vice- Chairman of the State of New York Mortgage Agency. Judge Becker is a Director of the New York State Mortgage Loan Enforcement and Administration Corporation, Director of the New York State Housing Trust Fund Corporation and Member of the Homeless Housing Assistance Corporation. He is also a Brigadier General in the New York Guard. Judge Becker has formerly served as a Family Court Judge of the State of New York and as an Acting Criminal Court Judge of the New York City Criminal Court. He also served as Special District Attorney of Kings County (Brooklyn), Chairman of the New York City Conditional Release Commission (Parole), Chairman of the New York City Youth Board, Commissioner of the New York City Human Rights Commission and Member of the New York City Board of Correction. Judge Becker is a member of the New York State Bar having been admitted in 1962 and since has become a member of the Washington DC, Colorado and Pennsylvania Bars. He is also admitted to various federal courts including the United States Supreme Court. Judge Becker has also practiced law privately having represented domestic and international real estate interests.

                                                                        ANNEX D

                                RUSSELL D. GLASS

Name:                    Russell D. Glass (the "Nominee")
Age:                     38
Business                 767 Fifth Avenue
Address:                 New York, NY 10153
Residence                110 East 57th Street
Address:                 New York, NY  10022

                  Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment. Also, please refer to the statement attached to this Annex for further information about the Nominee's professional experience.

                                    Icahn Associates Corp.
                                    767 Fifth Avenue
                                    New York, NY  10153
                                    1998 - Present
                                    President

                                    Lowestfare.com, LLC
                                    767 Fifth Avenue
                                    New York, NY  10153
                                    1998 - Present
                                    Vice Chairman

                                    Cadus Pharmaceutical Corporation
                                    767 Fifth Avenue
                                    New York, NY  10153
                                    2000 - Present
                                    Chief Executive Officer

                                    Relational Investors LLC
                                    4330 La Jolla Village Drive
                                    San Diego, CA
                                    1996 - 1998
                                    Partner

                                    Premier Partners Inc.
                                    274 North Undermountain Road
                                    Sheffield, MA 01257
                                    1988 - 1996
                                    Partner

                  The entities listed above are not a parent, subsidiary or other affiliate of VISX, Incorporated ("VISX"). The Nominee does not hold any positions or offices with VISX.

                  The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of the Exchange Act or that are registered as an investment company under the Investment Company Act of 1940:

                                    Cadus Pharmaceutical Corporation
                                    Next Generation Technology Holdings, Inc.
                                    (formerly Delicious Brands Inc.)
                                    National Energy Group, Inc.1


                  The employment arrangement of Mr. Glass may entitle him to receive compensation based upon certain investments made by Mr. Icahn and his affiliates.


[FN]

--------
         1 Held directorship when an Order for Relief Under Chapter 11 of the Bankruptcy Code was entered against National Energy in February 1999.

                                                          Attachment to Annex D

                  RUSSELL D. GLASS Since April 1998 Mr. Glass has been President and Chief Investment Officer of Icahn Associates Corp., a diversified investment firm. Since August 1998 he has also served as Vice-Chairman of Lowestfare.com, LLC, an internet travel reservations company. Since April 2000 Mr. Glass has also served as the Chief Executive Officer of Cadus Pharmaceutical Corporation, a firm which holds various biotechnology patents. Previously, Mr. Glass had been a partner in Relational Investors LLC, from 1996 to 1998, and in Premier Partners Inc., from 1988 to 1996, firms engaged in investment research and management. From 1984 to 1986 he served as an investment banker with Kidder, Peabody & Co. Mr. Glass served as a Director of Automated Travel Systems, Inc., a software development firm. He currently serves as a Director of Axiom Biotechnologies, Inc., a pharmacology profiling company; Cadus Pharmaceutical Corporation; Lowestfare.com, Inc.; National Energy Group, Inc., an oil & gas exploration and production company; Next Generation Technology Holdings, Inc.; and the A.G. Spanos Corporation, a national real estate developer and owner of the NFL San Diego Chargers Football Club. Mr. Glass earned a B.A. in economics from Princeton University and an M.B.A. from the Stanford University Graduate School of Business.

                                                                         ANNEX E

                                 PAUL J. ZEGGER

Name:                    Paul J. Zegger (the "Nominee")
Age:                     41
Business                 1667 K Street, N.W.
Address:                 Washington DC 20006
Residence                3133 Connecticut Ave.
Address:                 Washington DC 20008


                  Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment. Also, please refer to the statement attached to this Annex for further information about the Nominee's professional experience.

                                    Pennie & Edmonds LLP
                                    1667 K Street, N.W.
                                    Washington DC 20006
                                    1996 - Present
                                    Member

                                    Pennie & Edmonds LLP
                                    1667 K Street, N.W.
                                    Washington DC 20006
                                    1987 - 1996
                                    Associate

         The entity listed above is not a parent, subsidiary or other affiliate of VISX, Incorporated ("VISX"). The Nominee does not hold any positions or offices with VISX.

                  The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of the Exchange Act or that are registered as an investment company under the Investment Company Act of 1940:

                                    None

                                                           Attachment to Annex E

                  PAUL J. ZEGGER is a partner of Pennie & Edmonds LLP, a law firm specializing in intellectual property and technology law. Mr. Zegger joined the New York office of Pennie & Edmonds LLP in 1987. He has worked in all phases of patent law including litigation, prosecution, licensing, validity and infringement study and counseling. His primary area of technical expertise is in chemical engineering, chemistry, pharmaceuticals, and biotechnology. Mr. Zegger has extensively litigated intellectual property matters before the Federal district courts and Court of Appeals for the Federal Circuit. Mr. Zegger received a B.S. in Chemical Engineering in 1982 from the University of Massachusetts and J.D. in 1987 from Albany Law School of Union University. He is member of the bars of the states of New York, Connecticut and the District of Columbia and is admitted to practice before numerous Federal district courts, the Court of Appeals for the Federal Circuit and the United States Supreme Court. He is also registered to practice before the United States Patent and Trademark Office. Mr. Zegger is also a member of the American Intellectual Property Law Association and the New York Intellectual Property law Association. He has been a speaker on various issues pertaining to patent law.

                                                                         ANNEX F

                                  CARL C. ICAHN

Name:                    Carl C. Icahn (the "Nominee")
Age:                     64
Business                 767 Fifth Avenue
Address:                 New York, NY 10153
Residence                15 West 53rd Street
Address:                 New York, NY 10019


                  Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment. Also, please refer to the statement attached to this Annex for further information about the Nominee's professional experience.

                                    Starfire Holding Corporation (formerly Icahn
                                      Holding Corporation)
                                    100 South Bedford Road
                                    Mt. Kisco, NY  10549
                                    1984 - Present
                                    Chairman of the Board and Chief Executive
                                    Officer

                                    ACF Industries, Incorporated
                                    620 North Second Street
                                    St. Charles, MO  63301
                                    1984 - Present
                                    Chairman of the Board and Chief Executive
                                    Officer

                                    ACF Industries Holdings Corp.
                                    620 North Second Street
                                    St. Charles, MO  63301
                                    1993 - Present
                                    Chairman of the Board and Chief Executive
                                    Officer

                                    Icahn & Co., Inc.
                                    One Wall Street Court
                                    New York, NY  10005
                                    1968 - Present
                                    Chairman of the Board, President and Chief

                                    Executive Officer

                                    American Property Investors, Inc.
                                    100 South Bedford Road
                                    Mt. Kisco, NY  10549
                                    1990 - Present
                                    Chairman of the Board and Chief Executive
                                    Officer

                                    Stratosphere Corporation
                                    2000 Las Vegas Boulevard South
                                    Las Vegas, Nevada  89104
                                    October 1998 - Present
                                    Chairman of the Board

                                    Lowestfare.com, LLC
                                    767 Fifth Avenue
                                    New York, NY  10153
                                    1998 - Present
                                    Chairman of the Board

                                    Cadus Pharmaceutical Corporation
                                    767 Fifth Avenue
                                    New York, NY  10153
                                    1995 - 1996
                                    Co-Chairman of the Board

                  The entities listed above are not a parent, subsidiary or other affiliate of VISX, Incorporated ("VISX"). The Nominee does not hold any positions or offices with VISX.

                  The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of the Exchange Act or that are registered as an investment company under the Investment Company Act of 1940:

                                    Cadus Pharmaceutical Corporation
                                    American Property Investors, Inc., the
                                      general partner of American Real Estate
                                      Partners, L.P.
                                    Stratosphere Corporation
                                    GB Property Funding Corp.


                  The Nominee beneficially owns, indirectly, with shared voting and investment power, 6,020,005 shares of common stock, par value $0.01 per share, of VISX, which constitutes approximately 9.95% of such class of securities.

                                                          Attachment to Annex F

                  CARL C. ICAHN has served as Chairman of the Board and a Director of Starfire Holding Corporation (formerly Icahn Holding Corporation), a privately-held holding company, and Chairman of the Board and a Director of various Starfire's subsidiaries, including ACF Industries, Incorporated, a privately-held railcar leasing and manufacturing company, since 1982 and ACF Industries Holdings Corp., a privately-held holding company for ACF, since August 1993. He has also been Chairman of the Board and President of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, since 1968. Since November 1990, Mr. Icahn has been Chairman of the Board of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership that invests in real estate. Mr. Icahn has been a Director of Cadus Pharmaceutical Corporation, a firm which holds various biotechnology patents, since 1993. Since August 1998 he has also served as Chairman of the Board of Lowestfare.com, LLC, an internet travel reservations company. From October 1998, Mr. Icahn has been the Chairman and Chief Executive Officer of Stratosphere Corporation which operates a hotel and casino. Mr. Icahn received his B.A. from Princeton University.

                                                                         ANNEX G

                                SAMUEL D. WAKSAL

Name:                    Samuel D. Waksal (the "Nominee")
Age:                     51
Business                 180 Varick Street, 6th Floor
Address:                 New York, NY 10014
Residence                150 Thompson Street
Address:                 New York, NY 10012

                  Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment. Also, please refer to the statement attached to this Annex for further information about the Nominee's professional experience.

                                    Imclone Systems, Inc.
                                    180 Varick Street, 6th Floor
                                    New York, NY 10014
                                    1985 - Present
                                    Chief Executive Officer (President
                                    from March 1987 to Present)


                  The entity listed above is not a parent, subsidiary or other affiliate of VISX, Incorporated ("VISX"). The Nominee does not hold any positions or offices with VISX.

                  The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of the Exchange Act or that are registered as an investment company under the Investment Company Act of 1940:

                                    Imclone Systems, Inc.

                                                           Attachment to Annex G

                  SAMUEL D. WAKSAL, PH.D. is a founder of Imclone Systems, Inc., a biopharmaceutical company, and has been its Chief Executive Officer and a Director since August 1985 and President since March 1987. From 1982 to 1985, Dr. Waksal was a member of the faculty of Mt. Sinai School of Medicine as Associate Professor of Pathology and Director of the Division of Immunotherapy within the Department of Pathology. He has served as visiting Investigator of the National Cancer Institute, Immunology Branch, Research Associate of the Department of Genetics, Stanford University Medical School, Assistant Professor of Pathology at Tufts University School of Medicine and Senior Scientist for the Tufts Cancer Research Center. Dr. Waksal was a scholar of the Leukemia Society of America from 1979 to 1984. Dr. Waksal currently serves on the Executive Committee of the New York Biotechnology Association and is Chairman of the New York Council for the Humanities.

                                                                         ANNEX H

                                ROBERT L. KNAUSS

Name:             Robert L. Knauss (the "Nominee")
Age:              69
Business          5151 San Felipe Street, Suite 1616
Address:          Houston, TX 77056
Residence         P.O. Box 40
Address:          Burton, TX 77835


                  Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment. Also, please refer to the statement attached to this Annex for further information about the Nominee's professional experience.

                                    Baltic International USA Inc.
                                    5151 San Felipe Street, Suite 1616
                                    Houston, TX 77056
                                    1991 - Present
                                    Chairman of the Board and Chief Executive
                                            Officer (since 1994)

                                    Philip Services Corp.
                                    970 Higgins Road, Suite 750
                                    Rosemont, IL 60018
                                    1998 - Present
                                    Chairman of the Board

                  The entities listed above are not a parent, subsidiary or other affiliate of VISX, Incorporated ("VISX"). The Nominee does not hold any positions or offices with VISX.

                  The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of the Exchange Act or that are registered as an investment company under the Investment Company Act of 1940:

                                    Baltic International USA Inc.
                                    Philip Services Corp.1
                                    Equus Investments, Inc.
                                    Mexico Fund


[FN]

--------
         1 Held directorship when an Order for Relief Under Chapter 11 of the Bankruptcy Code was entered against Philip Services Corp.

                                                           Attachment to Annex H

                  ROBERT L. KNAUSS Since 1994 Mr. Knauss has served as the Chief Executive Officer of Baltic International USA Inc., a company that provides capital, management, and technical services to start- up and established private companies. Mr. Knauss served as Dean of the University of Houston Law Center from 1981 through December 1993. Mr. Knauss was involved in establishing the relationship between the University of Houston Law Foundation and the former Soviet Union in 1991 whereby the University of Houston Law Foundation assisted the former Soviet Union in creating the Petroleum Legislation Project, and was involved with the government of Russia in the development of privatization legislation. Mr. Knauss has served as a director of Equus Investments, Inc. since 1984 and as one of the two United States directors for the Mexico Fund since 1985. He was elected as a director of Philip Services Corp. in 1997 following the merger of Allwaste, Inc. and Philip Services Corp., a metals recovery and industrial services company, and was elected Chairman of the Board of Philip Services Corp. in May 1998. Securities of the Mexico Fund, Philip Services Corp. and Equus Investments, Inc. are registered under the Securities Exchange Act of 1934. Mr. Knauss is a graduate of Harvard University and the University of Michigan Law School. Mr. Knauss is a former member of the faculty of the University of Michigan Law School, and served as Dean of Vanderbilt Law School from 1972 to 1979.

                                                                         ANNEX I

                               CONSENT OF NOMINEE

                  The undersigned hereby consents to being named as a nominee for election as a director of VISX, Incorporated (the "Company"), in the proxy statement and other materials concerning the undersigned's nomination in connection with the solicitation of proxies from stockholders of the Company to be voted at the 2001 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

                                                            /s/ Jerome Becker
                                                                Jerome Becker

                                                                        ANNEX I

                               CONSENT OF NOMINEE

                  The undersigned hereby consents to being named as a nominee for election as a director of VISX, Incorporated (the "Company"), in the proxy statement and other materials concerning the undersigned's nomination in connection with the solicitation of proxies from stockholders of the Company to be voted at the 2001 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

                                                         /s/ Russell Glass
                                                             Russell Glass

                                                                         ANNEX I

                               CONSENT OF NOMINEE

                  The undersigned hereby consents to being named as a nominee for election as a director of VISX, Incorporated (the "Company"), in the proxy statement and other materials concerning the undersigned's nomination in connection with the solicitation of proxies from stockholders of the Company to be voted at the 2001 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

                                                             /s/ Paul J. Zegger
                                                                 Paul J. Zegger

                                                                         ANNEX I

                               CONSENT OF NOMINEE

                  The undersigned hereby consents to being named as a nominee for election as a director of VISX, Incorporated (the "Company"), in the proxy statement and other materials concerning the undersigned's nomination in connection with the solicitation of proxies from stockholders of the Company to be voted at the 2001 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

                                                           /s/ Carl C. Icahn
                                                               Carl C. Icahn

                                                                        ANNEX I

                               CONSENT OF NOMINEE

                  The undersigned hereby consents to being named as a nominee for election as a director of VISX, Incorporated (the "Company"), in the proxy statement and other materials concerning the undersigned's nomination in connection with the solicitation of proxies from stockholders of the Company to be voted at the 2001 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

                                                         /s/ Samuel D. Waksal
                                                             Samuel D. Waksal

                                                                         ANNEX I

                               CONSENT OF NOMINEE

                  The undersigned hereby consents to being named as a nominee for election as a director of VISX, Incorporated (the "Company"), in the proxy statement and other materials concerning the undersigned's nomination in connection with the solicitation of proxies from stockholders of the Company to be voted at the 2001 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

                                                       /s/ Robert L. Knauss
                                                           Robert L. Knauss

                                                                       Exhibit 2

                         High River Limited Partnership



                                                              December 1, 2000



Dear ________________:



         This will confirm our understanding as follows:

         1. You have agreed to become a member of a slate of nominees (the "Slate") to stand for election as directors of VISX, Incorporated ("VISX") in connection with a proxy contest with management of VISX in respect of the election of directors of VISX at the 2001 Annual Meeting of Stockholders of VISX (the "2001 Annual Meeting"), expected to be held in May 2001, or a special meeting of stockholders of VISX called for a similar purpose (the "Proxy Contest").

         2.       The undersigned agrees to pay the costs of the Proxy
Contest.

         3. You understand that, pursuant to the By-Laws of VISX, it may be difficult, if not impossible, to replace nominees who, such as yourself, have agreed to serve on the Slate and later change their minds and determine not to seek election. Accordingly, the Slate is relying upon your agreement to seek nomination. In that connection, you are being supplied with questionnaires in which you will provide the undersigned with information necessary for the undersigned to make appropriate disclosure both to VISX and for use in creating the proxy material to be sent to stockholders of VISX and to be filed with the Securities and Exchange Commission. You have agreed that (i) you will immediately complete and sign the questionnaire and return it to the undersigned and (ii) your responses to the questions contained therein will be true and correct in all respects. In addition, you have agreed that, concurrently with your execution of this letter, you will execute a letter or other instrument directed to VISX informing VISX that you consent to being a nominee of the undersigned for the election as a director of VISX and, if elected, consent to serving as a director of VISX.

         4. The undersigned hereby agrees that, so long as you actually serve on the Slate, the undersigned will defend, indemnify and hold you harmless from and against any and all losses, claims, damages, penalties, judgments, awards, liabilities, costs, expenses and disbursements (including, without limitation, reasonable attorneys' fees, costs, expenses and disbursements) incurred by you in the event that you become a party, or are threatened to be made a party, to any civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal thereof relating solely to your role as a nominee for director of VISX on the Slate. Your right of indemnification hereunder shall continue after the election has taken place but only for events which occurred during the period from the date hereof until the date of the 2001 Annual Meeting or special meeting of stockholders regarding the election of the Slate in the event that you are a candidate for election at such special meeting. Anything to the contrary herein notwithstanding, the undersigned is not indemnifying you for any action taken by you or on your behalf which occurs prior to the date hereof or subsequent to the 2001 Annual Meeting or such earlier time as you are no longer a nominee of the Slate for election to VISX's Board of Directors or for any actions taken by you as a director of VISX, if you are elected. Nothing herein shall be construed to provide you an indemnity: (i) in the event you are found to have engaged in a violation of any provision of state or federal law in connection with the Proxy Contest unless you demonstrate that your action was taken in good faith and in a manner you reasonably believed to be in or not opposed to the best interests of electing the Slate; or (ii) if you acted in a manner which constitutes gross negligence or willful misconduct. In the event that you shall make any claim for indemnification hereunder, you shall promptly notify the undersigned in the event of any third-party claims actually made against you or known by you to be threatened. In addition, with respect to any such claim, the undersigned shall be entitled to control your defense with counsel chosen by the undersigned. The undersigned shall not be responsible for any settlement of any claim against you covered by this indemnity without its prior written consent. However, the undersigned may not enter into any settlement of any such claim without your consent unless such settlement includes a release of you from any and all liability in respect of such claim.

         5. Each of us recognizes that should you be elected to the Board of Directors of VISX all of your activities and decisions as a director will be governed by applicable law and subject to your fiduciary duty to the stockholders of VISX and, as a result, that there is, and can be, no agreement between you and the undersigned which governs the decisions which you will make as a director of VISX, including, without limitation, the matters described in paragraph 3 above.

         Should the foregoing agree with your understanding, please so indicate in the space provided below, whereupon this letter will become a binding agreement between us.

                                            Very truly yours,

                                            High River Limited Partnership
                                            By: Barberry Corp., General Partner


                                            By: _______________________________
                                            Name: Edward E. Mattner
                                            Its: Authorized Signatory


Agreed to and Accepted as
of the date first above written:


Name:___________________